Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                        AIM CONSERVATIVE ALLOCATION FUND

A Special Meeting ("Meeting") of Shareholders of AIM Conservative Allocation Fund, an investment portfolio of AIM Growth Series, a Delaware statutory trust ("Trust"), was held on February 29, 2008. The Meeting was held for the following purpose:

(1) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matter were as follows:

                                                                             Votes     Withheld/     Broker
Matter                                                          Votes For   Against   Abstentions   Non-Votes
------                                                          ---------   -------   -----------   ---------

(1) Approve a new sub-advisory agreement between Invesco Aim
    Advisors, Inc. and each of AIM Funds Management, Inc.;
    Invesco Asset Management Deutschland, GmbH; Invesco Asset
    Management Limited; Invesco Asset Management (Japan)
    Limited; Invesco Australia Limited; Invesco Global Asset
    Management (N.A.), Inc.; Invesco Hong Kong Limited;
    Invesco Institutional (N.A.), Inc.; and Invesco Senior
    Secured Management, Inc. ................................    5,058,072    76,166     150,890     1,378,369

The Meeting was adjourned until March 28, 2008, with respect to the following proposals:

(1) Elect 13 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the Fund, and each other series portfolio of the Trust, or a share class without a shareholder vote.

The results of the voting on the above matters were as follows:

                                                                                Withheld/
Matter                                                           Votes For    Abstentions**
------                                                          -----------   -------------
(1)* Bob R. Baker............................................   259,205,198     10,486,394
     Frank S. Bayley.........................................   259,256,384     10,435,208
     James T. Bunch..........................................   258,142,293     11,549,299
     Bruce L. Crockett.......................................   258,143,390     11,548,202
     Albert R. Dowden........................................   259,201,224     10,490,368
     Jack M. Fields..........................................   259,317,796     10,373,796
     Martin L. Flanagan......................................   259,304,758     10,386,834
     Carl Frischling.........................................   259,178,445     10,513,147
     Prema Mathai-Davis......................................   259,255,582     10,436,010
     Lewis F. Pennock........................................   258,139,258     11,552,334
     Larry Soll, Ph.D........................................   258,048,313     11,643,279
     Raymond Stickel, Jr. ...................................   258,206,591     11,485,001
     Philip A. Taylor........................................   259,264,092     10,427,500

----------
* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM Growth Series.

**   Includes Broker Non-Votes.

                                                                                 Votes      Withheld/      Broker
Matter                                                           Votes For      Against    Abstentions    Non-Votes
------                                                          -----------   ----------   -----------   ----------
(2)* Approve an amendment to the Trust's Agreement and
     Declaration of Trust that would permit the Board of
     Trustees of the Trust to terminate the Trust, the Fund,
     and each other series portfolio of the Trust, or a
     share class without a shareholder vote..................   182,780,828   23,098,525    6,564,572    57,247,667

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 28, 2007 with the SEC under Accession number 0000950134-07-026301.

----------
* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM Growth Series.